Exhibit 99.1
News Release
For Further Information

Media Relations:	Nick Iammartino, 816-854-4556, nick.iammartino@hrblock.com
Investor Relations:	Scott Dudley, 816-854-4505, scott.dudley@hrblock.com
H&R BLOCK ANNOUNCES TAX SEASON RESULTS THROUGH MARCH 31
FOR IMMEDIATE RELEASE April 19, 2007
     KANSAS CITY, Mo. — H&R Block Inc. (NYSE: HRB) today reported a 3 percent increase in total clients served to 16.4 million, up 483,000 over prior year, for the company’s retail and digital tax businesses for the interim period from Nov. 1, 2006, through March 31, 2007. Digital tax clients served grew 13.8 percent over 2006, while office-based clients increased 0.4 percent.
     “These stronger results demonstrate the value clients place on the H&R Block brand and the trust they have in our commitment to serve their needs,” said Mark A. Ernst, chairman and chief executive officer. “Improved client satisfaction, standard-setting refund settlement products, and quality service and expertise from our tax professionals are all providing a solid platform for the growth of our tax businesses.”
     H&R Block plans to release preliminary full-season results for its U.S. tax operations before the NYSE market opening on May 10.
About H&R Block
H&R Block Inc. (NYSE: HRB) is a leading provider of tax, financial, and accounting and business consulting services and products. H&R Block is the world’s largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries generated revenues of $3.6 billion and net income of $287 million from continuing operations in fiscal year 2006. The company currently operates in three principal business segments: Tax Services (income tax preparation and advice via in-office, online and software solutions); Business Services (accounting, tax and business consulting services for midsized companies); and Consumer Financial Services (investment and financial advisory services and banking services). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands — H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.
Forward Looking Statement
The information contained in this press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information and management’s expectations regarding the company, speak only as of the date on which they are made, are not guarantees of future performance, and involve
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H&R Block Announces Tax Season Results/page 2
certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, the uncertainty regarding completion of the sale of Option One Mortgage Corporation; pending the sale of Option One Mortgage Corporation, the uncertainty of the impact and effect of changes in the non-prime mortgage market, including changes in interest rates, loan origination volume and levels of early payment defaults and resulting loan repurchases; changes in market, economic, political or regulatory environments; and other risks described from time to time in reports and statements filed by the company and its subsidiaries with the Securities and Exchange Commission.
Table follows

Preliminary U.S. Tax Operating Data

     (in thousands, except average fee)

		February	March			YTD
	11/1-1/31	2/1-2/28	3/1-3/15	3/16-3/31	Total	11/1-3/31
Net tax preparation fees: (1)
Fiscal year 2007
Company-owned operations	$424,770	$613,275	$169,402	$179,855	$349,257	$1,387,302
Franchise operations	218,894	298,496	73,014	71,547	144,561	661,951

	$643,664	$911,771	$242,416	$251,402	$493,818	$2,049,253

Fiscal year 2006 (2)
Company-owned operations	$376,419	$606,078	$164,702	$170,842	$335,544	$1,318,041
Franchise operations	190,535	282,127	68,080	66,994	135,074	607,736

	$566,954	$888,205	$232,782	$237,836	$470,618	$1,925,777

Percent change
Company-owned operations	12.8%	1.2%	2.9%	5.3%	4.1%	5.3%
Franchise operations	14.9%	5.8%	7.2%	6.8%	7.0%	8.9%
Total retail operations	13.5%	2.7%	4.1%	5.7%	4.9%	6.4%

Total clients served: (3)
Fiscal year 2007
Company-owned operations	2,729	3,535	1,000	1,001	2,001	8,265
Franchise operations	1,607	1,948	486	456	942	4,497

Total retail offices	4,336	5,483	1,486	1,457	2,943	12,762
Digital tax solutions	1,279	1,620	403	313	716	3,615

	5,615	7,103	1,889	1,770	3,659	16,377

Fiscal year 2006 (2)
Company-owned operations	2,390	3,854	1,030	1,015	2,045	8,289
Franchise operations	1,406	2,081	486	455	941	4,428

Total retail offices	3,796	5,935	1,516	1,470	2,986	12,717
Digital tax solutions	1,157	1,362	374	284	658	3,177

	4,953	7,297	1,890	1,754	3,644	15,894

Percent change
Company-owned operations	14.2%	-8.3%	-2.9%	-1.4%	-2.2%	-0.3%
Franchise operations	14.3%	-6.4%	0.0%	0.2%	0.1%	1.6%
Total retail operations	14.2%	-7.6%	-2.0%	-0.9%	-1.4%	0.4%
Digital tax solutions	10.5%	18.9%	7.8%	10.2%	8.8%	13.8%
Total	13.4%	-2.7%	-0.1%	0.9%	0.4%	3.0%

Net average fee — retail: (4)
Fiscal year 2007
Company-owned operations	$169.47	$165.86	$169.48	$180.16	$174.82	$169.15
Franchise operations	147.42	146.08	150.19	157.10	153.54	148.10

	$161.27	$158.82	$163.17	$172.94	$168.00	$161.72

Fiscal year 2006 (2)
Company-owned operations	$157.48	$157.25	$159.84	$168.37	$164.07	$159.00
Franchise operations	135.51	135.54	140.18	147.28	143.61	137.24

	$149.35	$149.64	$153.54	$161.84	$157.63	$151.43

Percent change
Company-owned operations	7.6%	5.5%	6.0%	7.0%	6.5%	6.4%
Franchise operations	8.8%	7.8%	7.1%	6.7%	6.9%	7.9%
Total retail operations	8.0%	6.1%	6.3%	6.9%	6.6%	6.8%

(1)	Gross tax preparation fees less coupons and discounts.

(2)	Prior year numbers have been reclassified between company-owned and franchise offices for offices which commenced company-owned operations during fiscal year 2007.

(3)	Tax preparation clients for which revenue was earned and Instant Money Advance Loan (IMAL) clients.

(4)	Calculated as net tax preparation fees divided by retail tax preparation clients served.